Exhibit 99.1

Ciber, Inc.
6363 S. Fiddler's Green Circle, Suite 1400
Greenwood Village, CO 80111
www.ciber.com

Ciber Announces Share Repurchase Program

GREENWOOD VILLAGE, Colorado, December 15, 2014 – Ciber, Inc. (NYSE: CBR) (“Ciber”), a leading global information technology consulting, services and outsourcing company, today announced that its Board of Directors has authorized a new share repurchase program of up to $10 million of its common stock. There exist no prior authorizations. No date was established for the completion of the share repurchase program.

Repurchases will be made in accordance with applicable securities laws, including Rule 10b-18 of the Securities Exchange Act of 1934, as amended. Depending on market conditions and other factors, these repurchases may be commenced or suspended from time to time without prior notice.

About Ciber, Inc.
Ciber is a leading global IT consulting company with some 6,500 consultants and contractors in North America, Europe and Asia/Pacific, and approximately $1 billion of annual business. Client focused and results driven, Ciber partners with organizations to develop technology strategies and solutions that deliver tangible business value. Founded in 1974, the company trades on the New York Stock Exchange (NYSE: CBR). For more information, visit www.ciber.com.

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Contact:
Christian Mezger
Investor Relations
303-267-3857
cmezger@ciber.com

Betsy Loeff
Media Relations
303-967-1304
bloeff@ciber.com